Exhibit 10.6

Regalwood Global Energy Ltd.

1001 Pennsylvania Avenue N.W.

Suite 220 South

Washington, D.C. 20004

_______________, 2017

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Regalwood Global Energy Ltd. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), CIEP Sponsor Ltd. shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, at 1001 Pennsylvania Avenue N.W., Suite 220 South, Washington, D.C. 20004. In exchange therefore, the Company shall pay CIEP Sponsor Ltd. $20,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

CIEP Sponsor Ltd. hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours, Regalwood Global Energy Ltd.

By:
Name: Title:

AGREED TO AND ACCEPTED BY:

CIEP Sponsor Ltd.

By:
Name: Title: